Exhibit 99.1

Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications Inc. (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES FOURTH QUARTER
AND 2005 FINANCIAL RESULTS
2005 Net Revenues $76.1 Million, Up 7%; Cuts 2005 Net Loss by 74%

FREMONT, Calif., Feb. 2, 2006 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the fourth quarter and year ended Dec. 31, 2005.

Net revenues in the fourth quarter of 2005 were $20.3 million, compared with net revenues of $20.0 million in the third quarter of 2005. The gross margin in the fourth quarter of 2005 was 59.7 percent, compared with 56.5 percent in the prior quarter.

The net loss in the fourth quarter of 2005 was $394,000, or $0.01 per share, compared with a net loss of $822,000, or $0.02 per share, in the third quarter of 2005.

For the year ended Dec. 31, 2005, net revenues were $76.1 million, compared with $71.2 million in 2004. The net loss in 2005 was $11.3 million, or a net loss of $0.29 per share, compared with a net loss of $43.1 million, or a net loss of $1.13 per share, in the prior year.

"I am pleased with our financial performance and diversification results in 2005," said Faraj Aalaei, co-founder and CEO of Centillium. "Compared with the prior year, we reduced our operating expenses by more than 30 percent, increased our gross margin by 680 basis points and reduced our net loss by 74 percent, or $31.8 million, while growing our revenues by 7 percent," said Aalaei.

"We also made significant progress in both our geographic and product diversification strategies in 2005. Our revenues outside of Japan were $27.1 million, up 77 percent, compared with $15.3 million in 2004. Revenues outside of Japan accounted for 36 percent of total revenues in 2005, compared with 22 percent in 2004. Our non-DSL revenues, including Voice over Internet Protocol (VoIP) and Optical revenues, more than tripled to $15.8 million, from $4.4 million in 2004. Our non-DSL revenues accounted for 21 percent of total revenues in 2005, compared with 6 percent in 2004. We remain committed to our diversification strategies and achieving profitability, and we look forward to further progress in the quarters to come," he said.

"We were pleased that our Atlanta™ product family was recently awarded the 2005 Product of the Year award by two publications: INTERNET TELEPHONY® magazine and analogZONE. INTERNET TELEPHONY has recognized Centillium for its telephony technology innovation for three consecutive years, and analogZONE selected our products based on strong technical merit, design innovation and marketability," said Aalaei.

A conference call to review the fourth quarter and 2005 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (517) 623-4705, passcode: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately one week. To access the replay, dial (203) 369-0591. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications
Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995
This press release includes statements that are forward-looking statements within the meaning of U.S. federal securities laws. For example, this press release speaks to Centillium's ongoing focus on increasing revenues, general progress in its businesses, achieving profitability, improving gross margins and product and geographic diversity, and controlling expenses and the benefits, capabilities, significance and expected success of Centillium's recently announced products, solutions and relationships. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general, especially DSL, FTTP and VoIP technologies, and Centillium's technology solutions in particular; the successful development and market acceptance of Centillium's new products and technology; Centillium's dependence on a few significant customers for a substantial portion of its revenue; Centillium's ability to continue and expand on its relationships with new customers; the timing, rescheduling or cancellation of significant customer orders and Centillium's ability, as well as the ability of its customers, to manage inventory; Centillium's ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of Centillium's products; the timing of customer-industry qualification and certification of Centillium's products and the risks of non-qualification or non- certification; Centillium's ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; changes in Centillium's product or customer mix; the satisfactory completion of the audits of Centillium's financial statements and systems of internal control; intellectual property disputes and customer indemnification claims and other types of litigation risk; the effectiveness of Centillium's expense and product cost control and reduction efforts; and Centillium's ability to attract, retain and motivate qualified personnel, including executive officers and other key management and technical personnel.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

Centillium Communications, Palladia, Entropia and the Centillium Logo are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

- Summary Financial Data Attached -

CENTILLIUM COMMUNICATIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004
	(In thousands, except per share data)			(In thousands, except per share data)
Net revenues	$20,291	$19,993	$16,412	$76,127	$71,151
Cost of revenues	8,168	8,690	8,500	35,155	37,679
Gross profit	12,123	11,303	7,912	40,972	33,472
Operating expenses:
Research and development	7,312	7,399	13,963	29,611	53,743
Selling, general and administrative	5,722	5,135	5,932	24,171	23,706
Total operating expenses	13,034	12,534	19,895	53,782	77,449
Operating loss	(911)	(1,231)	(11,983)	(12,810)	(43,977)
Interest income, net	546	448	279	1,674	1,070
Loss before provision for income taxes	(365)	(783)	(11,704)	(11,136)	(42,907)
Provision for income taxes	29	39	46	149	155
Net loss	$(394)	$(822)	$(11,750)	$(11,285)	$(43,062)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.30)	$(0.29)	$(1.13)

Shares used to compute basic and diluted net loss per share	39,932	39,427	38,543	39,312	38,210

CENTILLIUM COMMUNICATIONS, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31,	December 31,
	2005	2004
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$39,440	$31,996
Short-term investments	21,900	30,195
Accounts receivable - net of allowance for doubtful accounts of $169 at December 31, 2005 and $151 at December 31, 2004	7,177	5,348
Inventories	3,609	6,100
Other current assets	1,780	1,225
Total current assets	73,906	74,864
Property and equipment, net	3,529	6,528
Other assets	912	553
Total assets	$78,347	$81,945

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,987	$5,599
Accrued compensation and related expenses	4,247	3,364
Accrued liabilities	19,133	16,786
Total current liabilities	29,367	25,749
Other long-term liabilities	2,368	864
Stockholders' equity:
Common stock; $0.001 par value:
Authorized shares: 100,000,000; Issued and outstanding shares: 40,205,940 at December 31, 2005, 38,810,001 at December 31, 2004	40	39
Additional paid-in capital	247,081	244,493
Accumulated deficit	(200,440)	(189,155)
Deferred compensation	(24)	-
Accumulated other comprehensive loss	(45)	(45)
Total stockholders' equity	46,612	55,332
Total liabilities and stockholders' equity	$78,347	$81,945